PIPER & MARBURY
                                     L.L.P.

                              CHARLES CENTER SOUTH
                             36 SOUTH CHARLES STREET
                         BALTIMORE, MARYLAND 21201-3018
                                   410-539-2530                     WASHINGTON
                                FAX: 410-539-0489                    NEW YORK
                                                                   PHILADELPHIA
                                                                      EASTON


                                  June 4, 1998


Health and Retirement Properties Trust
400 Centre Street
Newton, Massachusetts  02158

Sullivan & Worcester LLP
One Post Office Square
Boston, Massachusetts  02109

                  Re:      Registration Statement on Form S-3 of
                           Health and Retirement Properties Trust

Ladies and Gentlemen:

         We have acted as counsel to Health and Retirement Properties Trust, a Maryland real estate investment trust (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the contemplated issuance by the Company from time to time of up to $3,000,000,000 aggregate public offering price of (i) unsecured debt securities ("Debt Securities"); (ii) preferred shares of beneficial interest of the Company, par value $.01 per share ("Preferred Shares"); (iii) depositary shares representing whole or fractional shares of the Preferred Shares ("Depositary Shares") evidenced by Depositary Receipts therefor ("Receipts"); (iv) common shares of beneficial interest of the Company, par value $.01 share ("Common Shares"); and (v) warrants of the Company to purchase any of the above securities ("Warrants," and together with Debt Securities, Common Shares, Preferred Shares and Depositary Shares, "Securities").

         In our capacity as Maryland counsel, we have reviewed the following:

    (a) The Declaration of Trust of the Company certified by an officer of the Company, as amended to date (the "Declaration of Trust");
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                                                                 Piper & Marbury
                                                                      L.L.P.

Health and Retirement Properties Trust
Sullivan & Worcester
June 4, 1998
Page 2

    (b) A copy of the By-laws of the Company certified by an officer of the Company, as in effect on the date hereof (the "By-laws");

    (c)  The Registration Statement;

    (d)  Certified   resolutions  of  the  Board  of  Trustees  of  the  Company authorizing the Registration Statement;

    (e) A good standing certificate for the Company of recent date issued by the Maryland State Department of Assessments and Taxation;

    (f) An Officer's Certificate of the Company dated as of the date hereof as to certain factual matters (the "Officer's Certificate"); and

    (g) Such other documents as we have considered necessary to the rendering of the opinions expressed below.

         In such examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies and that all public records received are accurate and complete. As to any facts material to this opinion which we did not independently establish or verify, we have relied solely upon the Officer's Certificate. In addition, this opinion is based upon the assumption that the Registration Statement and any required post-effective amendments thereto have become effective under the Securities Act.

         On the basis of the foregoing we are of the opinion that:

         1. The Company has been duly formed and is validly existing in good standing as a real estate investment trust under the laws of the State of Maryland.

         2. When (i) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture relating to the Debt Securities (the "Indenture") so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or
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                                                                 Piper & Marbury
                                                                      L.L.P.

Health and Retirement Properties Trust
Sullivan & Worcester
June 4, 1998
Page 3


regulatory  body  having  jurisdiction  over  the  Company;  and  (ii)  the Debt
Securities have been duly executed and authenticated in accordance with the Indenture, and duly issued and sold as contemplated by the Registration Statement and any prospectus supplement relating thereto, the Debt Securities (including any Debt Securities duly issued upon exercise, conversion or exchange of any other Securities exercisable for, convertible into or exchangeable for Debt Securities) will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors rights generally and (b) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

         3. When (i) the terms of the Preferred Shares have been duly and properly authorized for issuance, and Articles Supplementary to the Declaration of Trust of the Company classifying the Preferred Shares and setting forth the terms thereof have been filed; and (ii) such Preferred Shares have been duly issued, sold and delivered as contemplated in the Registration Statement and any prospectus supplement relating thereto, such Preferred Shares (including any Preferred Shares duly issued upon exercise, conversion or exchange of any other Securities exercisable for, convertible into or exchangeable for Preferred Shares) will be validly issued, fully paid and nonassessable.

         4. When (i) the Common Shares have been duly and properly authorized for issuance; and (ii) the Common Shares have been duly issued, sold and delivered as contemplated in the Registration Statement and any prospectus supplement relating thereto, the Common Shares (including any Common Shares duly issued upon the exercise, conversion or exchange of any other Securities exercisable for, convertible into or exchangeable for Common Shares), will be validly issued, fully paid and nonassessable.

         5. When (i) the Deposit Agreement relating to the Depositary Shares (the "Deposit Agreement") has been duly executed and delivered; (ii) the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the Deposit Agreement relating to such Depositary Shares so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company; (iii) the terms of the Preferred Shares underlying the Depositary Shares and of
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                                                                 Piper & Marbury
                                                                      L.L.P.

Health and Retirement Properties Trust
Sullivan & Worcester
June 4, 1998
Page 4

their issuance and sale have been duly established, the Preferred Shares have been duly and properly authorized for issuance and Articles Supplementary to the Declaration of Trust of the Company classifying the Preferred Shares and setting forth the terms thereof have been filed; (iv) such Preferred Shares have been duly authorized, issued and paid for in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto; and (v) the Receipts evidencing the Depositary Shares have been duly issued against the deposit of the Preferred Shares in accordance with the Deposit Agreement, such Depositary Shares (including any Depositary Shares duly issued upon exercise, conversion or exchange of any other Securities exercisable for, convertible into or exchangeable for Depositary Shares) will be validly issued, paid and nonassessable, and such Receipts will be validly issued and will entitle the holders thereof to the rights specified therein and in the Deposit Agreement.

         6. When (i) the Warrant Agreement relating to the Warrants (the "Warrant Agreement") has been duly executed and delivered; (ii) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company; and (iii) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement, and issued and sold in the form and in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, such Warrants (including any Warrants duly issued upon exercise, conversion or exchange of any other Securities exercisable for, convertible into or exchangeable for such Warrants) will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (b) general principles of equity (regardless of whether considered in a proceeding at law or in equity).


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                                                                 Piper & Marbury
                                                                      L.L.P.

Health and Retirement Properties Trust
Sullivan & Worcester
June 4, 1998
Page 5

         The foregoing opinions are limited to the laws of the State of Maryland, exclusive of its securities or "blue sky" laws. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof. We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and to the reference to our firm in the Registration Statement.

                                                     Very truly yours,

                                                     /s/ Piper & Marbury L.L.P.